Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Charles A. Mathis		Mary M. Gentry
Executive Vice President and Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4975		(864) 286-4892

SCANSOURCE REPORTS RECORD NET SALES FOR FIRST QUARTER
Profitability for the Quarter Exceeds Expectations

GREENVILLE, SC -- October 29, 2015 -- ScanSource, Inc. (NASDAQ:SCSC), a leading global provider of technology products and solutions, today announced financial results for fiscal year 2016 first quarter ended September 30, 2015.

	Quarter ended September 30,
	2015	2014	Change
	(in millions, except per share data)
Net sales	$870.8	$791.7	10%
Operating income	24.4	29.0	(16)%
Non-GAAP operating income(1)	28.4	31.8	(11)%
GAAP net income	16.0	19.2	(17)%
Non-GAAP net income(1)	18.9	21.6	(12)%
GAAP diluted EPS	$0.57	$0.67	(15)%
Non-GAAP diluted EPS(1)	$0.68	$0.75	(9)%

(1) A reconciliation of non-GAAP financial information to GAAP financial information is presented in the following Supplementary Information (Unaudited) table.

Net sales for the quarter ended September 30, 2015 totaled $870.8 million, a 10% increase over net sales of $791.7 million for the quarter ended September 30, 2014. Net sales increased 15% year-over-year in constant currency. The increase in net sales includes a full quarter of results from the acquisitions of Imago and Network1 and approximately a month of results from the acquisition of KBZ.

"We completed our first fiscal quarter with profitability ahead of our expectations in a quarter where we executed well on our strategic initiatives,” said Mike Baur, CEO, ScanSource, Inc.  “We implemented our SAP ERP in North America with minimal disruption to our customers and vendors due to the tireless dedication of our employees.  Our three acquisitions during the past year, Imago, Network1, and KBZ, contributed positively to our growth and strong operating performance.”

Operating income for the quarter ended September 30, 2015 totaled $24.4 million, compared with $29.0 million in the prior year quarter. Non-GAAP operating income for the quarter ended September 30, 2015 of $28.4 million decreased from $31.8 million in the prior year quarter.

On a GAAP basis, net income for the quarter ended September 30, 2015 totaled $16.0 million, or $0.57 per diluted share, compared with net income of $19.2 million, or $0.67 per diluted share, for the prior year quarter. Non-GAAP net income for the quarter ended September 30, 2015 totaled $18.9 million, or $0.68 per diluted share, compared with $21.6 million, or $0.75 per diluted share in the prior year quarter. Average diluted shares for first quarter 2016 totaled 27.9 million, down 3% from 28.8 million shares for the prior year quarter.

Exhibit 99.1

Completion of the Acquisition of KBZ

On September 4, 2015, ScanSource completed its acquisition of KBZ, an award-winning Cisco Authorized Distributor specializing in video conferencing, services, and cloud. Founded in 1987 and based in Doylestown, Pennsylvania, KBZ operates in the United States and has approximately 75 employees. ScanSource's first quarter results included KBZ from the September 4, 2015 acquisition date.

Share Repurchase Update

Under the Company's $120 million share repurchase authorization through September 30, 2015, the Company has repurchased approximately 1.6 million shares for approximately $61 million, having executed over 50% of the total authorization. During the quarter ended September 30, 2015, the Company repurchased approximately 1.15 million shares for approximately $42 million.

Forecast for Next Quarter

The Company announced its current expectations for the second quarter of fiscal year 2016. ScanSource expects net sales for the quarter ending December 31, 2015 to range from $900 million to $980 million and non-GAAP diluted earnings per share to range from $0.72 to $0.80 per share. Non-GAAP diluted earnings per share exclude amortization of intangibles, change in fair value of contingent consideration and acquisition costs.

Webcast Details

ScanSource will present additional information about its financial results and outlook in a conference call with presentation slides today, October 29, 2015 at 5:00 p.m. (ET).  A webcast of the call and accompanying presentation slides will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section).  The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains comments that are “forward-looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, utilization and further implementation of the Company's new ERP system; risks in connection with our growth which includes strategic acquisitions; expanded international operations that expose the Company to greater risks than its operations in domestic markets; risks associated with consolidation of the Company's vendors; risks in connection with compliance with laws and regulations governing the Company's international business; macroeconomic circumstances that could impact the business, such as currency fluctuations, credit market conditions, and an economic downturn; the ability to forecast volatility in earnings resulting from the quarterly revaluation of the Company's earnout obligations; the timing and amount of any share repurchases; the exercise of discretion by the Company to make any repurchase or continue the share repurchase authorization; and changes to the source of funds for any repurchases. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's annual report on Form 10-K for the year ended June 30, 2015, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to better understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions and change in fair value of contingent consideration.
Net sales on a constant currency basis: The Company discusses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods. This measure enhances comparability between periods to help analyze underlying trends.
Non-GAAP operating income, non-GAAP net income and non-GAAP EPS: To evaluate current period performance on a clearer and more consistent basis with prior periods, the Company discloses non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change

Exhibit 99.1

in the fair value of contingent consideration, and other non-GAAP adjustments. Non-GAAP operating income, non-GAAP net income, and non-GAAP EPS measures are useful in better assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and is considered to have a strong correlation with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.
ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") excludes the change in fair value of contingent consideration, in addition to other non-GAAP adjustments. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year. In addition, the Company's Board of Directors uses ROIC in evaluating business and management performance. Certain management incentive compensation targets are set and measured relative to ROIC.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following Supplementary Information (Unaudited) tables.
About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading global provider of technology products and solutions, focusing on point-of-sale (POS), barcode, physical security, video, voice, and data networking. ScanSource's teams provide value-added solutions and operate from two technology segments, Worldwide Barcode & Security and Worldwide Communications & Services. ScanSource is committed to helping its reseller customers choose, configure and deliver the industry's best products across almost every vertical market in North America, Latin America and Europe. Founded in 1992, the Company is headquartered in Greenville, South Carolina and was named one of the 2015 Best Places to Work in South Carolina. ScanSource ranks #775 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	September 30, 2015	June 30, 2015*
Assets
Current assets:
Cash and cash equivalents	$41,239	$121,646
Accounts receivable, less allowance of $31,149 at September 30, 2015	588,008	522,532
and $32,589 at June 30, 2015
Inventories	588,195	553,063
Prepaid expenses and other current assets	69,602	46,917
Deferred income taxes	19,787	20,556
Total current assets	1,306,831	1,264,714
Property and equipment, net	45,461	46,574
Goodwill	83,251	66,509
Net identifiable intangible assets	57,459	46,272
Other non-current assets	50,265	52,872
Total assets	$1,543,267	$1,476,941

Liabilities and Shareholders' Equity
Current liabilities:
Current debt	$1,700	$2,860
Accounts payable	516,146	501,329
Accrued expenses and other current liabilities	87,747	81,000
Current portion of contingent consideration	15,456	9,391
Income taxes payable	11,190	4,180
Total current liabilities	632,239	598,760
Deferred income taxes	3,559	3,773
Long-term debt	5,769	5,966
Borrowings under revolving credit facility	87,000	—
Long-term portion of contingent consideration	13,601	24,569
Other long-term liabilities	36,406	34,888
Total liabilities	778,574	667,956
Shareholders' equity:
Common stock	116,849	157,172
Retained earnings	732,311	716,315
Accumulated other comprehensive income (loss)	(84,467)	(64,502)
Total shareholders' equity	764,693	808,985
Total liabilities and shareholders' equity	$1,543,267	$1,476,941

*	Derived from audited financial statements.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended September 30,
	2015	2014
Net sales	$870,829	$791,720
Cost of goods sold	783,277	714,075
Gross profit	87,552	77,645
Selling, general and administrative expenses	61,547	48,155
Change in fair value of contingent consideration	1,564	513
Operating income	24,441	28,977
Interest expense	281	190
Interest income	(942)	(835)
Other, net	680	386
Income before income taxes	24,422	29,236
Provision for income taxes	8,426	10,028
Net income	$15,996	$19,208
Per share data:
Net income per common share, basic	$0.58	$0.67
Weighted-average shares outstanding, basic	27,702	28,544

Net income per common share, diluted	$0.57	$0.67
Weighted-average shares outstanding, diluted	27,929	28,794

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Segment:
	Quarter ended September 30,			Non-GAAP % Change
	2015	2014	% Change	Constant Currency(a)
Worldwide Barcode & Security	$515,669	$500,960	2.9%	9.8%
Worldwide Communications & Services	355,160	290,760	22.1%	23.1%
Consolidated	$870,829	$791,720	10.0%	14.7%

Net Sales by Geography:
	Quarter ended September 30,			Non-GAAP % Change
	2015	2014	% Change	Constant Currency(b)
North American (U.S. and Canada)	$641,931	$595,791	7.7%	7.7%
International	228,898	195,929	16.8%	35.8%
Consolidated	$870,829	$791,720	10.0%	14.7%

Notes:
(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2015 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended September 30, 2014. Worldwide Barcode & Security net sales excluding the translation impact of foreign currencies for the quarter ended September 30, 2015, as adjusted, totaled $549.9 million. Worldwide Communications & Services net sales excluding the translation impact of foreign currencies for the quarter ended September 30, 2015, as adjusted, totaled $358 million.

(b) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2015 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended September 30, 2014. International net sales excluding the translation impact of foreign currencies for the quarter ended September 30, 2015 totaled $266 million.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended September 30, 2015
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$24,441	$24,422	$15,996	$0.57
Adjustments:
Amortization of intangible assets	2,185	2,185	1,597	0.06
Change in fair value of contingent consideration	1,564	1,564	1,080	0.04
Acquisition costs (a)	220	220	220	0.01
Non-GAAP measure	$28,410	$28,391	$18,893	$0.68

	Quarter ended September 30, 2014
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$28,977	$29,236	$19,208	$0.67
Adjustments:
Amortization of intangible assets	992	992	660	0.02
Change in fair value of contingent consideration	513	513	341	0.01
Acquisition costs (a)	1,350	1,350	1,350	0.05
Non-GAAP measure	$31,832	$32,091	$21,559	$0.75

(a) Acquisition costs are non-deductible for tax purposes.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended September 30,
	2015	2014
Return on invested capital (ROIC), annualized (a)	14.6%	16.2%

Reconciliation of Net Income to Adjusted EBITDA
Net income - GAAP	$15,996	$19,208
Plus: Income taxes	8,426	10,028
Plus: Interest expense	281	190
Plus: Depreciation and amortization	3,938	1,897
EBITDA	28,641	31,323
Adjustments:
Change in fair value of contingent consideration	1,564	513
Acquisition costs	220	1,350
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$30,425	$33,186

Invested Capital Calculation
Equity - beginning of quarter/year	$808,985	$802,643
Equity - end of quarter/year	764,693	810,265
Adjustments:
Change in fair value of contingent consideration, net of tax	1,080	341
Acquisition costs, net of tax	220	1,350
Average equity	787,489	807,300
Average funded debt (b)	39,124	6,205
Invested capital (denominator for ROIC) (non-GAAP)	$826,613	$813,505

Notes:
(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and other adjustments, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.